Exhibit 99.1

TripAdvisor Reports Second Quarter 2013 Financial Results

NEWTON, MA, July 24, 2013 – TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel site*, today announced financial results for the second quarter ended June 30, 2013.

•	Revenue for the second quarter increased to $246.9 million, up 7% quarter-over-quarter and up 25% year-over-year.

•

Net income for the second quarter increased 8% quarter-over-quarter and increased 26% year-over-year to $67.0 million, or $0.46 per diluted share. Non-GAAP net income for the second quarter increased 4% quarter-over-quarter and 28% year-over-year to $75.7 million, or $0.52 per diluted share.

•	Adjusted EBITDA for the second quarter increased 3% quarter-over-quarter and 16% year-over-year to $112.8 million, or 46% of revenue.

•

Cash flow from operations for the second quarter increased 45% year-over-year to $89.6 million, or 36% of revenue; free cash flow for the second quarter increased 35% year-over-year to $75.3 million, or 30% of revenue.

•	TripAdvisor repurchased 675,000 common shares for an aggregate purchase price of $42.4 million.

•	More than one billion travelers visited TripAdvisor’s website during the first half of the year.

“There was a lot for TripAdvisor fans to be excited about during the second quarter,” said Steve Kaufer, President and CEO of TripAdvisor. “Our strong financial performance was driven by continued traffic growth. We also kicked off our first-ever offline ad campaign to enhance brand awareness. Perhaps most notably, we bid ‘adieu’ to pop-ups and rolled out our new hotel metasearch display, which makes it easier for travelers to find a great hotel as they plan their perfect trip.”

Discussion of Second Quarter 2013 Results

Revenue for the second quarter of 2013 was $246.9 million, an increase of $49.8 million, or 25%, compared to the second quarter of 2012.

•

Click-based advertising – Revenue from click-based advertising totaled $182.8 million for the second quarter of 2013, an increase of 21% compared to the second quarter of 2012. Click-based advertising revenue represented 74% of total revenue in the second quarter of 2013, compared to 77% in the second quarter of 2012.

•

Display-based advertising – Revenue from display-based advertising totaled $31.4 million for the second quarter of 2013, an increase of 18% compared to the second quarter of 2012. Display-based advertising revenue represented 13% of total revenue in the second quarter of 2013 and 2012, respectively.

•	Subscription, transaction and other – Revenue from subscription, transaction and other totaled $32.7 million for the second quarter of 2013, an increase of 68% compared to the second quarter of 2012.

Subscription, transaction and other revenue represented 13% of total revenue in the second quarter of 2013, compared to 10% in the second quarter of 2012.

For the second quarter of 2013, revenue from North America totaled $133.6 million, representing 54% of total revenue. Revenue from the Europe, Middle East and Africa region totaled $73.4 million, representing 30% of total revenue for the second quarter of 2013. For the Asia-Pacific region, revenue totaled $30.0 million, representing 12% of total revenue for the second quarter of 2013. Revenue from the Latin America region totaled $9.9 million, representing 4% of total revenue for the second quarter of 2013. International revenue was 49% of total revenue during the quarter, which was slightly lower than the first quarter of 2013 due to the staggered rollout of hotel metasearch throughout the quarter, and consistent with the second quarter of 2012. Click-based advertising revenue by geography is based on the geographic location of our websites.

Related-party revenue from Expedia totaled $54.3 million for the second quarter of 2013, a decrease of $1.4 million, or 3%, compared to the second quarter of 2012.

GAAP net income for the second quarter of 2013 was $67.0 million, or $0.46 per diluted share, compared to GAAP net income of $53.0 million, or $0.37 per diluted share, for the second quarter of 2012.

Non-GAAP net income for the second quarter of 2013 was $75.7 million, or $0.52 per diluted share, compared to non-GAAP net income of $58.9 million, or $0.41 per diluted share, for the second quarter of 2012.

Adjusted EBITDA for the second quarter of 2013 was $112.8 million, and Adjusted EBITDA margin was 46%, compared to Adjusted EBITDA of $96.9 million and Adjusted EBITDA margin of 49% for the second quarter of 2012.

Cash flow from operating activities for the second quarter of 2013 was $89.6 million, an increase of $27.9 million, or 45%, compared to the second quarter of 2012.

As of June 30, 2013, cash and cash equivalents and short and long-term marketable securities were $616.0 million, up $137.7 million since June 30, 2012 and up $30.2 million since December 31, 2012.

During the second quarter of 2013, the Company repurchased 675,000 common shares for an aggregate purchase price of $42.4 million.

As of June 30, 2013, TripAdvisor had 1,799 employees, up from 1,444 employees at June 30, 2012 and 1,632 at March 31, 2013.

In the Company’s earnings release and the related conference call or webcast, the Company may use or discuss non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, which are non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Please refer to the section below entitled “Use of non-GAAP Financial Measures” for definitions of these non-GAAP financial measures and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Other Second Quarter 2013 and Recent Business Highlights

•

TripAdvisor’s travel community averaged more than 220 million monthly unique visitors for the quarter ended June 30, 2013, according to Google Analytics. At approximately 11% of the world’s monthly unique visitors in online travel, according to comScore, TripAdvisor remains the largest travel website in the world.

•

TripAdvisor user-generated content grew at a rate of more than 70 contributions per minute covering more than 725,000 hotels and accommodations, 1.3 million restaurants and 300,000 attractions in more than 130,000 destinations throughout the world. TripAdvisor syndicates its content to nearly 700 travel-related partners and TripAdvisor widgets can be found on more than 93,000 sites around the globe.

•

TripAdvisor averaged nearly 38 million monthly Facebook visitors to its website and Facebook app during the quarter, and remains the #1 travel app on Facebook, according to AppData. In addition, TripAdvisor grew marketable members more than 80% year-over-year to 53 million, according to company logs.

•	TripAdvisor launched hotel metasearch functionality in early June, providing users with inline room pricing and availability.

•	TripAdvisor kicked-off its first television ad campaign in the United States, testing ads in Boston, MA, Raleigh, NC, Seattle, WA, Portland, OR, Columbus, OH, and Houston, TX.

•

Downloads of TripAdvisor, City Guides and SeatGuru mobile apps doubled year-over-year. Including downloads of Jetsetter and GateGuru, TripAdvisor reached 50 million cumulative downloads and average unique monthly visitors via smartphone and tablet devices grew over 200% year-over-year to approximately 79 million for the quarter ended June 30, 2013, according to company logs.

•

In addition to its previously announced Jetsetter, CruiseWise, and Niumba acquisitions, TripAdvisor acquired GateGuru, the leading mobile resource for flight and airport information around the world, complimenting TripAdvisor’s existing Flights product and SeatGuru brand in the air travel ecosystem.

•	TripAdvisor introduced Review Express, a free marketing tool that makes it easy for property owners to invite guests to write a review on TripAdvisor.

Conference Call

TripAdvisor will host a conference call today, July 24, 2013 at 5:00 p.m., Eastern Time, to discuss TripAdvisor’s second quarter 2013 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the pass code 71899833) until July 31, 2013 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor®  is the world’s largest travel site*, enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, with more than 230 million unique monthly visitors**, and more than 100 million reviews and opinions covering more than 2.7 million accommodations, restaurants and attractions. The sites operate in 30 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 20 other travel media brands:

www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com,

www.familyvacationcritic.com, www.flipkey.com, www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com,

www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.seatguru.com,

www.smartertravel.com, www.tingo.com, www.travelpod.com, www.virtualtourist.com, www.whereivebeen.com, and

www.kuxun.cn.

*	Source: comScore Media Metrix for TripAdvisor Sites, worldwide, June 2013
**	Source: Google Analytics, worldwide data, June 2013

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenue	$192,615	$169,408	$141,408	$362,023	$273,535
Related-party revenue from Expedia	54,322	60,511	55,740	114,833	107,328

Total revenues	246,937	229,919	197,148	476,856	380,863
Costs and expenses:
Cost of revenue	4,284	3,644	2,926	7,928	5,660
Selling and marketing (1)	82,574	79,291	64,243	161,865	131,632
Technology and content (1)	31,903	28,815	21,574	60,718	39,415
General and administrative (1)	25,552	22,433	18,252	47,985	34,506
Depreciation	6,876	6,324	4,715	13,200	8,996
Amortization of intangible assets	1,630	1,109	1,760	2,739	3,599

Total costs and expenses:	152,819	141,616	113,470	294,435	223,808
Operating income	94,118	88,303	83,678	182,421	157,055
Total other expense, net	(4,216)	(3,867)	(6,944)	(8,083)	(9,180)

Income before income taxes	89,902	84,436	76,734	174,338	147,875
Provision for income taxes	(22,914)	(22,137)	(23,569)	(45,051)	(46,539)

Net income	66,988	62,299	53,165	129,287	101,336
Net (income) loss attributable to non-controlling interest	—	—	(146)	—	(206)

Net income attributable to TripAdvisor Inc	$66,988	$62,299	$53,019	$129,287	$101,130

Earnings per share attributable to TripAdvisor, Inc:
Basic	$0.47	$0.44	$0.38	$0.90	$0.74

Diluted	$0.46	$0.43	$0.37	$0.89	$0.73

Weighted average common shares outstanding:
Basic	143,530,691	143,063,325	139,277,792	143,297,008	136,515,686
Diluted	145,664,210	144,655,240	141,736,894	145,159,725	138,947,284

(1) Includes stock-based compensation as follows:

Selling and marketing	$2,244	$2,315	$923	$4,559	$2,001
Technology and content	4,024	6,398	2,426	10,422	3,938
General and administrative	3,940	4,898	3,419	8,838	5,521

TripAdvisor, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$200,058	$367,515
Short-term marketable securities	196,037	118,970
Accounts receivable, net of allowance for doubtful accounts of $2,918 and $2,818 at June 30, 2013 and December 31, 2012, respectively	137,981	81,459
Receivable from Expedia, Inc., net	35,239	23,971
Taxes receivable	18,072	24,243
Deferred income taxes, net	7,026	5,971
Prepaid expenses and other current assets	17,059	10,365

Total current assets	611,472	632,494
Long-term assets:
Long-term marketable securities	219,865	99,248
Property and equipment, net	54,601	43,802
Deferred income taxes, net	1,050	502
Other long-term assets	14,460	13,274
Intangible assets, net	52,122	38,190
Goodwill	502,015	471,684

Total Assets	$1,455,585	$1,299,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,153	$12,796
Deferred merchant payables	31,251	1,303
Deferred revenue	42,416	31,563
Credit facility borrowings	24,633	32,145
Borrowings, current	40,000	40,000
Taxes payable	12,006	14,597
Accrued expenses and other current liabilities	81,840	63,236

Total current liabilities	241,299	195,640

Deferred income taxes, net	8,064	11,023
Other long-term liabilities	34,263	25,563
Borrowings, net of current portion	320,000	340,000

Total Liabilities	603,626	572,226

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	—	—
Shares issued and outstanding: 0 and 0
Common stock $0.001 par value	131	130
Authorized shares: 1,600,000,000
Shares issued: 131,127,919 and 130,060,138
Shares outstanding: 130,452,919 and 130,060,138
Class B common stock $0.001 par value	13	13
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	573,472	531,256
Retained earnings	325,725	196,438
Accumulated other comprehensive loss	(4,975)	(869)
Treasury stock-common stock, at cost, 675,000 and 0 shares, at June 30, 2013 and December 31, 2012, respectively	(42,407)	—

Total Stockholders’ Equity	851,959	726,968

Total Liabilities and Stockholders’ Equity	$1,455,585	$1,299,194

TripAdvisor, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating activities:
Net income	$66,988	$62,299	53,165	$129,287	$101,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	6,876	6,324	4,715	13,200	8,996
Stock-based compensation	10,208	13,611	6,768	23,819	11,460
Amortization of intangible assets	1,630	1,109	1,760	2,739	3,599
Amortization of deferred financing costs	198	203	211	401	475
Amortization of discounts and premiums on marketable securities, net	1,389	1,249	—	2,637	—
Deferred tax benefit	(1,302)	(2,674)	(45)	(3,976)	(74)
Excess tax benefits from stock-based compensation	(4,293)	(949)	(328)	(5,242)	(2,011)
Provision (recovery) for doubtful accounts	322	334	(863)	656	(1,300)
Foreign currency transaction losses (gains), net	926	1,613	2,812	2,539	2,323
Other, net	833	(263)	472	570	509
Changes in operating assets and liabilities, net of effects from acquisitions:	5,846	(39,190)	(6,909)	(33,343)	(33,836)

Net cash provided by operating activities	89,621	43,666	61,758	133,287	91,477

Investing activities:
Acquisitions, net of cash acquired	(30,379)	(1,197)	—	(31,576)	—
Capital expenditures, including internal-use software and website development	(14,334)	(9,264)	(5,910)	(23,598)	(13,249)
Proceeds from Expedia, Inc. related to Spin-Off	—	—	—	—	7,028
Purchases of marketable securities	(132,910)	(213,683)	—	(346,593)	—
Sales of marketable securities	53,638	14,415	—	68,053	—
Maturities of marketable securities	45,932	30,997	—	76,929	—
Other, net	350	—	—	350	—

Net cash used in investing activities	(77,703)	(178,732)	(5,910)	(256,435)	(6,221)

Financing activities:
Repurchase of common stock	(34,115)	—	—	(34,115)	—
Proceeds from credit facilities	2,979	3,723	4,734	6,701	7,627
Payments to credit facilities	—	(14,728)	—	(14,728)	(10,000)
Principal payments on long-term debt	(10,000)	(10,000)	(5,000)	(20,000)	(10,000)
Proceeds from exercise of stock options and warrants	13,388	6,459	216,843	19,847	225,769
Payment of minimum withholding taxes on net share settlements of equity awards	(303)	(5,232)	(76)	(5,534)	(3,035)
Excess tax benefits from stock-based compensation	4,293	949	328	5,242	2,011

Net cash (used by) provided by financing activities	(23,758)	(18,829)	216,829	(42,587)	212,372
Effect of exchange rate changes on cash and cash equivalents	31	(1,753)	(3,061)	(1,722)	(2,919)

Net (decrease) increase in cash and cash equivalents	(11,809)	(155,648)	269,616	(167,457)	294,709
Cash and cash equivalents at beginning of period	211,867	367,515	208,625	367,515	183,532

Cash and cash equivalents at end of period	$200,058	$211,867	$478,241	$200,058	$478,241

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, which are supplemental measures to GAAP and are defined by the U.S. Securities and Exchange Commission as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “Non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “Non-GAAP net income per diluted share” as Non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which includes dilution from options and warrants per the treasury stock method and includes all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as net income (loss), plus: (1) provision for income taxes; (2) other (income) expense, net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations such as the costs incurred to spin-off from Expedia or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “Non-GAAP Selling and Marketing” and “Non GAAP Technology and Content” expenses as GAAP Selling and Marketing and GAAP Technology and Content expenses, respectively, before stock-based compensation expense. The Company defines “Non-GAAP General and Administrative” expense as GAAP General and Administrative expense, including related-party shared services expense and before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the nearest GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Non-GAAP operating expenses:
GAAP Selling and marketing	$82,574	$79,291	$64,243	$161,865	$131,632
Subtract: Stock-based compensation expense	2,244	2,315	923	4,559	2,001

Non-GAAP Selling and marketing	$80,330	$76,976	$63,320	$157,306	$129,631

GAAP Technology and content	$31,903	$28,815	$21,574	$60,718	$39,415
Subtract: Stock-based compensation expense	4,024	6,398	2,426	10,422	3,938

Non-GAAP Technology and content	$27,879	$22,417	$19,148	$50,296	$35,477

GAAP General and administrative	$25,552	$22,433	$18,252	$47,985	$34,506
Subtract: Stock-based compensation expense	3,940	4,898	3,419	8,838	5,521

Non-GAAP General and administrative	$21,612	$17,535	$14,833	$39,147	$28,985

Non-GAAP net income and net income per share:
GAAP net income	$66,988	$62,299	$53,019	$129,287	$101,130
Add: Stock based compensation expense	10,208	13,611	6,768	23,819	11,460
Add: Amortization of intangible assets	1,630	1,109	1,760	2,739	3,599
Subtract: Income tax effect of Non-GAAP adjustments (1)	3,149	3,945	2,619	6,985	4,744

Non-GAAP net income	$75,677	$73,074	$58,928	$148,860	$111,445

GAAP diluted shares	145,664,210	144,655,240	141,736,894	145,159,725	138,947,284
Add: Additional restricted stock units	823,214	412,163	598,639	617,689	622,845

Non-GAAP diluted shares	146,487,424	145,067,403	142,335,533	145,777,414	139,570,129

GAAP net income per diluted share	$0.46	$0.43	$0.37	$0.89	$0.73
Non-GAAP net income per diluted share	0.52	0.50	0.41	1.02	0.80

Adjusted EBITDA:
Net Income	$66,988	$62,299	$53,165	$129,287	$101,336
Add: Other expense, net	4,216	3,867	6,944	8,083	9,180
Add: Provision for income tax	22,914	22,137	23,569	45,051	46,539
Add: Depreciation and amortization	8,506	7,433	6,475	15,939	12,595
Add: Stock-based compensation expense	10,208	13,611	6,768	23,819	11,460

Adjusted EBITDA	$112,832	$109,347	$96,921	$222,179	$181,110

Divide by:
Revenue	$246,937	$229,919	$197,148	$476,856	$380,863

Adjusted EBITDA margin	45.7%	47.6%	49.2%	46.6%	47.6%

Free Cash Flow:
Net cash provided by operating activities	$89,621	$43,666	$61,758	$133,287	$91,477
Subtract: Capital expenditures	14,334	9,264	5,910	23,598	13,249

Free cash flow	$75,287	$34,402	$55,848	$109,689	$78,228

(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, expectations relating to growth and the company’s strategic initiatives, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in the Company’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com

©2013 TripAdvisor, Inc. All rights reserved.

SOURCE: TripAdvisor